SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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MEDICIS PHARMACEUTICAL CORPORATION

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NOTICE OF
2004 ANNUAL MEETING OF SHAREHOLDERS
November 17, 2004

Dear Fellow Shareholder:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Medicis Pharmaceutical Corporation. The meeting will be held at The Phoenician, 6000 East Camelback Road, Scottsdale, Arizona, on Wednesday, November 17, 2004. The meeting will begin at 9:00 a.m. local time. Our Board of Directors called this meeting for the following purposes:

1.	To elect three directors for a term of three years;

2.	To approve the adoption of the Medicis Pharmaceutical Corporation 2004 Stock Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as independent auditors for our fiscal year ending June 30, 2005; and

4.	To transact such other business as may properly come before the meeting and any adjournments. We are currently unaware of any additional business to be presented at the meeting.

     You must own shares at the close of business on October 8, 2004 to vote at the meeting.

     In order that your shares may be represented at the meeting in case you are not personally present, please complete, sign and date the enclosed proxy/voting card and return it as soon as possible in the enclosed addressed envelope. If you attend the meeting, you may vote your shares in person, even if you have signed and returned the proxy card.

Sincerely,

/s/ Mark A. Prygocki, Sr.

Mark A. Prygocki, Sr.
Executive Vice President,
Chief Financial Officer,
Corporate Secretary and Treasurer
October 18, 2004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
November 17, 2004

     The annual meeting of shareholders of Medicis Pharmaceutical Corporation (“Medicis” or the “Company”) will be held on Wednesday, November 17, 2004, at 9:00 a.m. local time, at The Phoenician, 6000 East Camelback Road, Scottsdale, Arizona. This proxy statement and the accompanying form of proxy is being mailed on or around October 18, 2004, in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.

     Medicis will bear the cost of soliciting the proxies, including the charges and expenses of brokerage firms and others that forward the proxy material to beneficial owners of our stock. Proxies may be solicited by mail, facsimile, telephone, e-mail or personal communications. The Company has engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC, to assist in the solicitation of proxies and provide related informational support, for a services fee and the reimbursement of customary out-of-pocket expenses that are not expected to exceed $8,500 in the aggregate.

     The close of business on October 8, 2004, has been fixed as the “record date” for the annual meeting. If you were a shareholder at that time, you are entitled to notice and may vote at the meeting. On the record date, we had 66,617,165 shares of Class A common stock outstanding. Each share of Class A common stock outstanding on the record date is entitled to one vote on each matter of business considered at the meeting. A majority of the voting power of the outstanding capital stock entitled to vote at the meeting shall constitute a quorum. If you want to vote in person at the annual meeting, and you hold your Medicis stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

     Unless you tell us on your proxy card to vote differently, we will vote “FOR”

(i)	the director nominees named in this proxy statement;

(ii)	the adoption of the Medicis Pharmaceutical Corporation 2004 Stock Incentive Plan; and

(iii)	the appointment of Ernst & Young LLP as independent auditors.

     You may revoke your proxy by sending in a new proxy card with a later date or by sending written notice of revocation to our corporate secretary at the address in the paragraph below. If you attend the meeting, you may revoke in writing previously submitted proxies and vote in person.

     Our principal executive offices are located at 8125 North Hayden Road, Scottsdale, Arizona 85258-2463.

GOVERNANCE OF THE COMPANY

Mission and Composition of the Board of Directors

     The Board of Directors of Medicis Pharmaceutical Corporation believes that its primary responsibility is to provide effective governance over the Company’s affairs for the benefit of the shareholders. The Board is responsible for determining that the Company is managed in such a way as to ensure this result. That responsibility includes:

-	representing the shareholders’ interests in perpetuating a successful business;

-	optimizing long-term financial returns;

-	evaluating the performance of the Chief Executive Officer and taking appropriate action when warranted;

-	periodically reviewing and approving long-term strategic and business plans and monitoring corporate performance against such plans;

-	selecting, evaluating and fixing the compensation of senior management and establishing policies regarding the compensation of other members of management;

-	adopting policies of corporate conduct, including compliance with applicable laws and regulations and maintenance of accounting, financial, and other controls, and reviewing the adequacy of compliance systems and controls;

-	evaluating periodically the overall effectiveness of the Board; and

-	deciding on matters of corporate governance.

     The Board currently has eight members. The Company’s certificate of incorporation and bylaws currently prescribe that the number of directors will not be less than three nor more than twelve. The Board believes that eight is an appropriate size based on the Company’s present circumstances. The Board periodically evaluates whether a larger or smaller slate of directors would be preferable.

     A director of the Board may serve as a director of another company only to the extent such position does not conflict or interfere with such person’s service as a director of the Company. A director may not serve as a director of another company without the Board’s consent. In no event shall any director of the Board serve as a director of more than three publicly-held companies.

     No director after having attained the age of 70 years shall be nominated for re-election or reappointment to the Board.

     The Nominating and Governance Committee of the Board will work with the Board as a whole on an annual basis to determine the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board and its committees. In evaluating the suitability of individual Board members, the Board considers many factors, including issues of experience, wisdom, integrity, skills such as understanding of finance and marketing, educational and professional background and willingness to devote adequate time to Board duties.

     The Board believes the positions of Chief Executive Officer and Chairman of the Board may be combined, where appropriate, to provide unified leadership and direction. The Board reserves the right to adopt a different policy should circumstances change. The Chief Executive Officer or Chairman works closely with the entire Board and has regular substantive communications with the chairman of the Nominating and Governance Committee (Mr. Spencer Davidson), who is the lead director.

     The Board deems as one of its most critical functions the selection of a Chief Executive Officer and management team that fits the Company’s current culture, understands its business and inspires employees. To that end, the Board establishes an executive succession plan tailored to reflect the Company’s current business strategy and vision. The executive succession plan involves creating profiles of ideal candidates based on the Board’s understanding of the Company’s strategy and vision and selecting successors expected to fit the Company’s needs over time. The Board believes that succession planning is a broad-driven, collaborative, and continuous process. Accordingly, the Chief Executive Officer and Chairman report annually to the Board on succession planning for senior executive positions.

Corporate Governance Guidelines

     The Board of Directors has adopted Corporate Governance Guidelines to set forth its agreements concerning overall governance practices. These Guidelines can be found in the corporate governance section of the Company’s website, www.medicis.com.

Code of Ethics

     During the fiscal year ended June 30, 2004, the Company adopted a code of ethics for its employees and directors that complies with Securities and Exchange Commission (“SEC”) regulation and New York Stock Exchange listing standards. This code of ethics is available in the corporate governance section of the Company’s website at www.medicis.com.

Board Relationship to Senior Management

     Board members have complete access to the Company’s management. It is assumed that each Board member will use his or her own judgment to be sure that this contact is not detracting from the business operations of the Company, and that such contact, if in writing, be copied to the Chairman and Chief Executive Officer. Furthermore, the Board encourages management to bring, from time to time, managers into Board meetings who (a) can provide additional insight into the items being discussed because of personal involvement in these areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board. Board members also have complete access (financial and otherwise), as necessary and appropriate, to independent advisors, but act as prudent purchasers of such services.

     The Board recognizes the Company’s management as spokespersons for the Company, but recognizes that individual directors may occasionally communicate with third parties on matters affecting the Company. Before doing so, to the extent feasible, it is expected that this communication would be made with the concurrence of management and with cognizance of the Company’s legal obligation.

Committees and Meetings

     The Company has at least three regularly scheduled Board meetings per year. One meeting shall be devoted primarily to long-term strategic planning, and four meetings of the Audit Committee shall be held each year in conjunction with the release of the Company’s quarterly and annual earnings. In addition, special meetings may be called from time to time as determined by the needs of the business. The Board meets every time required by the interest of the Company or whenever requested by four or more directors. It is the director’s responsibility to attend these meetings.

     The Chairman of the Board and Chief Executive Officer or his/her designee, taking into account suggestions from other Board members, establishes the agenda for each Board meeting and distributes it in advance to the Board. Each Board member is free to suggest the inclusion of items on the agenda.

     The Board of Directors has a Stock Option and Compensation Committee, an Audit Committee, an Executive Committee and a Nominating and Governance Committee. The Stock Option and Compensation Committee, Audit Committee and Nominating and Governance Committee are each governed by a specific charter, each of which is available on the Company’s website at www.medicis.com, and all members of these committees are independent directors. The Company complies with the rules promulgated by the New York Stock Exchange (“NYSE”) for determining the independence of directors, as well as the Sarbanes-Oxley Act of 2002 requirements for independence of directors on the Audit Committee. Compliance with these requirements is reviewed annually by the Nominating and Governance Committee.

     The Board of Directors held four meetings in fiscal 2004. All directors attended at least 80% of the combined total of (i) all board meetings and (ii) all meetings of committees of the Board of which the director was a member. The Board of Directors allocates time at each Board meeting to meet without management present. The Company’s expectation is that all directors will attend this year’s Annual Meeting of Shareholders on November 17,

2004. In previous years, including the 2003 Annual Meeting of Shareholders, this has not been the practice and none of the directors attended.

Stock Option and Compensation Committee

     The Stock Option and Compensation Committee stays informed as to market levels of compensation; has direct access to third party compensation consultants; and, based on evaluations, recommends to the Board compensation levels and systems for the Company. It also administers the Company’s stock option plans, including the review and grant of stock options to all eligible employees under the Company’s existing stock option plans. The Stock Option and Compensation Committee establishes the compensation of senior executives on an annual basis. Messrs. Spencer Davidson (Chairman), Peter S. Knight and Michael A. Pietrangelo were the members of the Stock Option and Compensation Committee in fiscal 2004. The Stock Option and Compensation Committee met four times in fiscal 2004.

Audit Committee

     The Audit Committee, among other things: hires and replaces independent auditors as appropriate; evaluates performance of, independence of, and pre-approves the non-audit services provided by independent auditors; discusses with management and the independent auditors the quality of Medicis’ accounting principles and financial reporting; and oversees the internal auditing functions and controls. Mr. Stuart Diamond (Chairman) and Dr. Philip S. Schein were members of the Audit Committee throughout fiscal 2004. Mr. Spencer Davidson and Mr. Arthur G. Altschul, Jr. were members of the Audit Committee until December 2, 2003, when they were appointed to the Company’s Nominating and Governance Committee. Mr. Michael Pietrangelo was appointed as a member of the Audit Committee on December 2, 2003. The Audit Committee met six times in fiscal 2004.

     The Board of Directors has determined that all audit committee members are financially literate under the current listing standards of the NYSE. The Board also determined that Mr. Stuart Diamond qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Executive Committee

     The Executive Committee, which did not hold a formal meeting in fiscal 2004, exercises the rights, powers and authority of the Board of Directors between board meetings. Messrs. Michael A. Pietrangelo (Chairman) and Jonah Shacknai are the members of the Executive Committee and converse on business issues periodically throughout the year.

Nominating and Governance Committee

     The Nominating and Governance Committee, which did not meet in fiscal 2004, was established on December 2, 2003. Mr. Spencer Davidson (Chairman), Mr. Arthur G. Altschul, Jr., Ms. Lottie H. Shackelford and Dr. Philip S. Schein (Alternate) were the members of the Nominating and Governance Committee. The purpose of the Nominating and Governance Committee is to make recommendations concerning the size and composition of the Board of Directors and its committees, evaluate and recommend candidates for election as directors, develop, implement and review the Company’s corporate governance policies, and evaluate the effectiveness of the Board of Directors.

     The entire Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of the shareholders. The Nominating and Governance Committee is responsible for identifying, screening, and recommending candidates to the entire Board for prospective Board membership. When formulating its Board membership recommendations, the Nominating and Governance Committee also considers any advice and recommendations offered by the Chief Executive Officer or the Company’s shareholders. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

     The Nominating and Governance Committee will consider shareholder recommendations of candidates when the recommendations are properly submitted. Shareholder recommendations should be submitted to the Company under the procedures discussed in “Other Matters — Shareholder Proposals,” and should include the candidate’s name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate, and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the recommending shareholder’s name, address, the number of shares beneficially owned and the time period those shares have been held.

Shareholder Communication with the Board

     Shareholders shall communicate with the Board of Directors, including the non-management directors, by sending a letter to the Corporate Secretary of the Company at the Company’s principal executive offices. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit the correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

Director Compensation

     The Stock Option and Compensation Committee sets the compensation of all directors in accordance with the Stock Option and Compensation Committee Charter. The compensation received by the members of the Audit Committee from the Company is specifically limited to those fees paid for their services as directors and members or chairman of any committees of the Board. The Company believes that compensation for non-management directors should be competitive and should encourage increased ownership of the Company’s stock through the payment of a portion of director compensation in Company stock, deferred compensation stock equivalents or options to purchase the Company’s stock.

     The Company’s executive officers shall not receive additional compensation for their service as directors. Non-employee directors are paid $1,000 plus reasonable expenses for each board and committee meeting attended, excluding telephonic meetings. They also participate in our stock option plans, under which they received an automatic annual stock option grant of 21,000 shares of Class A common stock on September 30, 2003. The options are granted at the fair market value of Class A common stock on the last business day of September and are exercisable on the one-year anniversary of the date of the grant. Each option grant has a term of ten years.

     The Board believes that directors should be shareholders and have a financial stake in the Company. While the Board does not believe it appropriate to specify the level of share ownership of individual directors, it is anticipated that each director will develop a meaningful ownership position in the Company over time.

PROPOSAL 1: ELECTION OF DIRECTORS

     At the meeting, three directors will be elected to serve a three-year term, which is scheduled to expire at the close of our annual meeting in 2007. The shares represented by the enclosed proxy will be voted to elect as directors the nominees named below, unless a vote is withheld for an individual nominee. If a nominee cannot or will not serve as a director (which events are not anticipated), the shares represented by the enclosed proxy may be voted for another person as determined by the holder of the proxies.

Board Structure

     Our Board of Directors currently has eight members. The directors are divided into three classes. At each annual meeting, the term of one class expires. Directors in each class serve a term of three years. The class of directors with a term expiring at the conclusion of this annual meeting consists of three directors.

Board Nominees

     The Board of Directors has nominated Jonah Shacknai, Michael A. Pietrangelo and Lottie H. Shackelford for re-election as directors. Each director nominee would serve a three-year term expiring at the close of our 2007 annual meeting. Mr. Shacknai, Mr. Pietrangelo and Ms. Shackelford are currently directors of Medicis. Biographical information on each of the nominees is furnished below under “Directors, Director Nominees and Executive Officers.”

Vote Required

     The three nominees receiving the highest number of votes cast at the meeting will be elected to serve for a term of three years, or until their successors are duly elected and qualified.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE
DIRECTOR NOMINEES SPECIFIED IN PROPOSAL 1.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

     The following biographical information is furnished with regard to the directors, the director nominees and the executive officers.

			Director	Term
Name	Age	Position	Since	Expires
Jonah Shacknai(1)	47	Chairman and Chief Executive Officer, Director and Director Nominee	1988	2004
Arthur G. Altschul, Jr.(4)	40	Director	1992	2006
Spencer Davidson (3) (4)	62	Director	1999	2005
Stuart Diamond(2)	43	Director	2002	2005
Peter S. Knight, Esq.(3)	53	Director	1997	2005
Michael A. Pietrangelo(1)(2)(3)	62	Director and Director Nominee	1990	2004
Philip S. Schein, M.D.(2) (4)	65	Director	1990	2006
Lottie H. Shackelford(4)	63	Director and Director Nominee	1993	2004
Richard J. Havens	54	Executive Vice President, Sales and Marketing	N/A	N/A
Mark A. Prygocki, Sr.	38	Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer	N/A	N/A
Mitchell S. Wortzman, Ph.D.	54	Executive Vice President and Chief Scientific Officer	N/A	N/A

(1)	Member of the Executive Committee of the Board

(2)	Member of the Audit Committee of the Board

(3)	Member of the Stock Option and Compensation Committee of the Board

(4)	Member of the Nominating and Governance Committee of the Board

     Jonah Shacknai, founder, Chairman and Chief Executive Officer of Medicis Pharmaceutical Corporation since 1988, has an extremely well diversified corporate and public service background. From 1977 until late 1982, Mr. Shacknai served as chief aide to the House of Representatives’ committee with responsibility for health policy, and in other senior legislative positions. During his service with the House of Representatives, Mr. Shacknai drafted significant legislation affecting health care, environmental protection, science policy, and consumer protection. He was also a member of the Commission on the Federal Drug Approval Process, and the National Council on Drugs. From 1982 to 1988, as senior partner in the law firm of Royer, Shacknai, and Mehle, Mr. Shacknai represented over 30 multinational pharmaceutical and medical device concerns, as well as four major industry trade associations. Mr. Shacknai also served in an executive capacity with Key Pharmaceuticals, Inc., prior to its acquisition by Schering-Plough Corporation. In November 1999, Mr. Shacknai was selected to serve on the Listed Company Advisory Committee to the New York Stock Exchange (LCAC). The LCAC was created in 1976 by the New York Stock Exchange board to address issues that are of critical importance to the Exchange and the corporate community. In May 2002, Mr. Shacknai was honored with a Doctorate of Humane Letters by the NYCPM (affiliate of Columbia

University College of Physicians & Surgeons), and in the Fall of 2001, he received the national award from the Freedoms Foundation at Valley Forge®. In January 2000, Mr. Shacknai was selected as Entrepreneurial Fellow at the Karl Eller Center of the University of Arizona. Mr. Shacknai is president and director of the Whispering Hope Ranch Foundation, a ranch centered around special needs children, and is an honorary director of Delta Society, a public service organization promoting animal-human bonds. He is also a director of the Southwest Autism Research & Resource Center and a member of the Board of Trustees of the National Public Radio Foundation. In 1997, he received the Arizona Entrepreneur of the Year award, and was one of three finalists for U.S. Entrepreneur of the Year. Mr. Shacknai has served as a member of the National Arthritis and Musculoskeletal and Skin Diseases Advisory Council of the National Institutes of Health, and on the U.S.-Israel Science and Technology Commission, both federal cabinet-appointed positions. Mr. Shacknai obtained a B.S. degree from Colgate University and a J.D. from Georgetown University Law Center.

     Arthur G. Altschul, Jr. has been a director since December 1992. He has worked in money management, investment banking and as a member of senior management of a publicly-traded health care concern. Mr. Altschul is a founder and Managing Member of Diaz & Altschul Capital Management, LLC, a private investment advisory firm. Prior to 1992, Mr. Altschul worked in the Equity and Fixed-Income Trading Departments at Goldman, Sachs & Co., was a founding limited partner of The Maximus Fund, LP, and worked in the Equity Research Department at Morgan Stanley & Company. From 1992 to 1996, Mr. Altschul worked at SUGEN, Inc., most recently as Senior Director of Corporate Affairs. Mr. Altschul serves on the Board of Directors of General American Investors, Inc., a New York Stock Exchange-traded closed-end investment company; Delta Opportunity Fund, Ltd., an offshore investment fund which invests primarily in the healthcare industry; Medrium, Inc., a provider of automated medical billing solutions; and other private ventures. He also serves as a Trustee for the Neurosciences Research Foundation, Inc. of San Diego, California. Mr. Altschul holds a B.S. from Columbia University in Computer Science.

     Spencer Davidson has been a director since January 1999. Mr. Davidson serves as President and Chief Executive Officer of General American Investors Company, Inc., a closed-end investment company listed on the New York Stock Exchange (NYSE:GAM). His background also includes a distinguished career on Wall Street with positions held at Brown Brothers Harriman; Beck, Mack & Oliver as General Partner; and Odyssey Partners, where he served as Fund Manager. Additionally, Mr. Davidson acts as the General Partner of The Hudson Partnership, a private investment partnership, and serves as Trustee for both the Innisfree Foundation, Inc. of Millbrook, New York, and the Neurosciences Research Foundation, Inc. of San Diego, California. A graduate of City College and Columbia University, Mr. Davidson holds an M.B.A., a C.F.A. and a C.I.C.

     Stuart Diamond has been a director since November 2002. He has served as Chief Financial Officer of Healthworld Communications Group, a division of WPP Group Plc, a London Stock Exchange-listed company, since August 2003. He served as Chief Financial Officer of the Americas Region of the Bates Group and of Healthworld Corporation, divisions of Cordiant Communications, a London Stock Exchange-listed company, from October 2002 to August 2003. He previously served as Chief Financial Officer of Healthworld Corporation, a division of Cordiant Communications Group plc from March 2000 to October 2002. He served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Healthworld Corporation, a publicly-owned pharmaceutical advertising agency, from August 1997 to March 2000. Mr. Diamond was the Vice President-Controller of the Licensing Division of Calvin Klein, Inc., an apparel company, from April 1996 to August 1997.

     Peter S. Knight, Esq. has been a director since June 1997. Mr. Knight is President of Generation Investment Management, US, a London-based investment firm focusing on global equities and sustainability. Mr. Knight started his career with the Antitrust Division of the Department of Justice. From 1977 to 1989, Mr. Knight served as Chief of Staff to Al Gore when Gore was a member of the U.S. House of Representatives and later the U.S. Senate. Mr. Knight served as the General Counsel of Medicis from 1989 to 1991, and then established his law practice representing numerous Fortune 500 companies as named partner in a Washington, D.C. law firm. From 2001 to 2003, Mr. Knight was a Managing Director of MetWest Financial, a Los Angeles-based financial services company. Mr. Knight has held senior positions on the last four presidential campaigns, including serving as the campaign manager for the successful 1996 re-election of President Clinton. Mr. Knight currently serves as a director of Entremed and Pharmaceutical Resources, Inc. He is also a director of Schroders’ mutual fund and hedge fund family, a member of the board of Duke University’s Terry Sanford Institute of Public Policy, and a member of the Cornell University Council. He holds a B.A. degree from Cornell University and a J.D. degree from Georgetown University Law Center.

     Michael A. Pietrangelo has been a director since October 1990. Admitted to the bar in New York, Tennessee and the District of Columbia, he was an attorney with the Federal Trade Commission and later for Pfizer, Inc., from 1967 to 1972. Mr. Pietrangelo then joined Schering-Plough Corporation in Memphis, Tennessee in 1972, first as Legal Director and as Associate General Counsel. During that time, he was also appointed Visiting Professor of Law by the University of Tennessee and University of Mississippi School of Pharmacy. In 1980, Mr. Pietrangelo left corporate law and focused on consumer products management, serving in a variety of executive positions at Schering-Plough Corporation prior to being named President of the Personal Care Products Group in 1985. In 1989, he was asked to join Western Publishing Group as President and Chief Operating Officer. From 1990 to 1994, Mr. Pietrangelo was the President and Chief Executive Officer of CLEO, Inc., a Memphis-based subsidiary of Gibson Greetings, Inc., a manufacturer of specialized paper products. In 1994, he accepted a position as President of Johnson Products Company, a subsidiary of IVAX Corporation. He served in that capacity until February 1998, when he returned to the practice of law with Pietrangelo Cook PLC, based in Memphis, Tennessee.

     Philip S. Schein, M.D. has been a director since October 1990. Dr. Schein was the Founder, Chairman and Chief Executive Officer of U.S. Bioscience, Inc., a publicly-held pharmaceutical company involved in the development and marketing of chemotherapeutic agents, from 1987 to 1998. His prior appointments included Scientific Director of the Vincent T. Lombardi Cancer Research Center at Georgetown University; Vice President for Worldwide Clinical Research and Development, SmithKline and French Labs; and Senior Investigator and Head of the Clinical Pharmacology Section at the National Cancer Institute. He has served as President of the American Society of Clinical Oncology and has chaired the Food and Drug Administration Oncology Drugs Advisory Committee. Dr. Schein was appointed to the National Cancer Advisory Board by President Clinton. Presently, he serves as Visiting Professor in Cancer Pharmacology, Oxford University; and as President of The Schein Group, a consulting service to the pharmaceutical industry. Dr. Schein also serves on the board of directors of Targent Pharmaceuticals, Inc., a private specialty pharmaceutical company focused on the development and marketing of chemotherapeutic agents.

     Lottie H. Shackelford has been a director since July 1993. Ms. Shackelford has been Executive Vice President of Global USA, Inc., a government relations firm, since April 1994, and has been Vice Chair of the Democratic National Committee since February 1989. Ms. Shackelford was Executive Vice President of U.S. Strategies, Inc., a government relations firm, from April 1993 to April 1994. She was also Co-Director of Intergovernmental Affairs for the Clinton/Gore presidential transition team between November 1992 and March 1993; Deputy Campaign Manager of Clinton for President from February 1992 to November 1992; and Executive Director, Arkansas Regional Minority Purchasing Council, from February 1982 to January 1992. In addition, Ms. Shackelford has served in various local government positions, including Mayor of Little Rock, Arkansas. She also is a former director of Philander Smith College, the Chapman Funds in Baltimore, Maryland, and the Overseas Private Investment Corporation.

     Richard J. Havens has served as Executive Vice President, Sales & Marketing since January 2001, and as Senior Vice President, Sales and Marketing for the Company from January 1999 to 2001. From 1982 to 1998, he was a senior marketing executive for Aventis (formerly Rhone-Poulenc Rorer Company), most recently in its dermatological division, Dermik Laboratories. Mr. Havens also held various sales positions with Warner-Lambert Company from 1974 to 1981. He is a member of the Dermatology Foundation Leaders Society, an affiliate member of the North American Clinical Dermatologic Society Inc., an adjunct member of the American Academy of Dermatology Association, a member of the American Society for Dermatologic Surgery Industry Advisory Council, and a member of The Board of American Academy of Cosmetic Surgery. Mr. Havens also serves on the Parents Advisory Board of Bucknell University in Lewisburg, Pennsylvania.

     Mark A. Prygocki, Sr. has been with Medicis since October 1991. He has served as Chief Financial Officer, Corporate Secretary and Treasurer since May 1995, and was also appointed as Executive Vice President in January 2001. From October 1991 to May 1995, he served as Controller. Prior to his employment at Medicis, Mr. Prygocki was employed by Salomon Smith Barney, Inc., an investment banking firm, and spent several years in the audit department of Ernst & Young LLP. Mr. Prygocki is a member of the Financial Executive Institute and is certified by the Arizona State Board of Accountancy and the New York Society of CPAs. Mr. Prygocki serves on the Boards of Whispering Hope Ranch Foundation and Visions of Hope, Inc., non-profit organizations that conduct programs for children with special medical needs.

     Mitchell S. Wortzman, Ph.D. has served as Executive Vice President and Chief Scientific Officer since July 2003, and as Executive Vice President, Research & Development from January 2001 to July 2003. Dr. Wortzman served as Senior Vice President, Research and Development for Medicis from August 1997 to 2001. From 1980 to 1997, Dr. Wortzman was employed at Neutrogena Corporation, most recently serving as President of the Dermatologics Division since 1989. Dr. Wortzman is a member of The Society of Investigative Dermatology, the Pacific Dermatology Association, and the Society of Cosmetic Chemists. He is an affiliate member of the American Academy of Dermatology and a member of the Dermatology Foundation (Annenberg Circle).

PROPOSAL 2: ADOPTION OF THE MEDICIS PHARMACEUTICAL CORPORATION 2004 STOCK
INCENTIVE PLAN

     On September 1, 2004, our Board of Directors adopted the Medicis Pharmaceutical Corporation 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan” or the “Plan”), subject to shareholder approval at the annual meeting of shareholders to be held on November 17, 2004. We are asking you to approve the adoption of the 2004 Stock Incentive Plan and the reservation of a total of 1,200,000 shares for issuance thereunder. The proposed Plan provides for awards of options, whether nonqualified or incentive, restricted common stock, restricted common stock units, performance shares, performance share units and cash bonuses.

     The Plan permits the Stock Option and Compensation Committee to grant certain awards, such as performance shares and cash bonuses, contingent upon the attainment of pre-established performance goals to officers, employees, directors and consultants of the Company and its subsidiaries. In order to qualify for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Plan, including, without limitation, the performance goals for determining performance awards set forth in the Plan, must be approved by the shareholders.

     Our Board of Directors has concluded that the adoption of the Plan is in our best interest and the interest of our shareholders and has recommended that the Plan be submitted to its shareholders for approval at the November 17, 2004 annual meeting. Accordingly, our Board unanimously recommends a vote “FOR” the approval and adoption of the Plan. The affirmative vote of the holders of a majority of our securities present, or represented, and entitled to vote at the annual meeting is required to approve and adopt the Plan.

     General. A general description of the principal terms of the Plan is set forth below. However, this summary does not purport to be a complete description of all of the provisions of the Plan, as proposed to be adopted, which is attached to this proxy statement as Exhibit A.

     Purpose. The purpose of the Plan is to promote the interests of the Company by granting awards to the officers, employees, directors and consultants of the Company and its subsidiaries in order to (a) attract and retain officers, employees, directors and consultants of outstanding ability, (b) provide an additional incentive to selected individuals to work to increase the value of the Company’s common stock, and (c) provide each such individual with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders. The Plan provides for the award of options, whether nonqualified or incentive, restricted common stock, restricted common stock units, performance shares, performance share units and cash bonuses.

     Effective Date. The Plan will become effective on the date it is approved by the shareholders in accordance with this Proposal 2.

     Number of Shares. Subject to adjustment for certain corporate events, the total of the number of shares of common stock which shall be available for the grant of awards under the Plan shall not exceed 1,200,000 shares of common stock; provided, that, for purposes of this limitation, any common stock subject to an option which is canceled or expires without exercise shall again become available for award under the Plan. Any shares granted as options are counted against this limit as one share for every one share granted. Any shares granted as awards other than options are counted against this limit as 2.75 shares for every one share granted. Upon forfeiture of awards in accordance with the provisions of the Plan and the terms and conditions of the award, such shares shall again be available for subsequent awards under the Plan. Subject to adjustment in accordance with the Plan, no employee shall be granted, during any one (1) year period, options to purchase more than 200,000 shares of common stock and, the number of shares of common stock subject to any awards other than options shall not exceed 72,727 shares of common stock. Common stock available for issue or distribution under the Plan shall be authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

     Notwithstanding the previous paragraph, subject to adjustment for certain corporate events, the total number of shares of common stock which shall be available for the grant of incentive stock options under the Plan shall not exceed 436,364 shares of common stock; provided, that, for purposes of this limitation, any common stock subject to an incentive stock option which is cancelled or expires without exercise shall again become available for award under the Plan.

     The market value of the shares of common stock as of October 18, 2004 was $38.84.

     Administration. The Stock Option and Compensation Committee of the Board of Directors will administer the Plan (the “Committee”). The Committee is currently comprised of three members who are non-employee directors within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and are also outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee will (i) approve the selection of participants; (ii) determine the type of awards to be made to participants; (iii) determine the number of shares of common stock subject to awards; (iv) determine the terms and conditions of any awards granted thereunder (including, but not limited to, any restriction and forfeiture conditions on such awards); and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into thereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent it shall deem desirable to carry it into effect.

     Eligibility. Employees, officers, directors and consultants of the Company and its subsidiaries selected by the Committee are eligible to receive grants of awards under the Plan. Only employees of the Company and its subsidiaries may be granted incentive stock options.

     Awards. Awards under the Plan may consist of options, restricted common stock, restricted common stock units, performance shares, performance share units or cash bonuses.

          Options. Both nonqualified stock options (“Nonqualified Stock Options) and “incentive stock options” (“ISOs”) may be granted under the Plan (collectively “Options”). The terms of any such Option shall be set forth in an Option agreement and shall be consistent with the following:

               Exercise Price. The exercise price per share of common stock to be purchased pursuant to any Option shall be fixed by the Committee at the time such Option is granted and shall not be less than the fair market value of a share of common stock on the date the Option is granted; provided, however, in the case of ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its subsidiaries, the price per share specified in an Option agreement shall not be less than 110% of the fair market value per share of common stock on the date of grant.

               Option Term. The term of each Option will be determined by the Committee, but may not exceed 7 years from the date of grant; provided, however, that in the case of ISOs granted to 10% shareholders, the term of such Option shall not exceed 5 years from the date of grant.

               Vesting. An Option shall vest and become exercisable at a rate determined by the Committee on the date of grant, with a minimum vesting period of one year.

               Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number of shares of common stock to be purchased. Such notice shall be accompanied by the payment in full of the exercise price. The exercise price of the Option may be paid by (i) cash or certified or bank check; (ii) surrender of common stock held by the optionee for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company; (iii) if established by the Company, through a “same day sale” commitment from the optionee and a broker-dealer selected by the Company that is a member of the National Association of Securities

Dealers (an “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company; (iv) through additional methods prescribed by the Committee; or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. Options may not be exercised for fractional shares of common stock. A Participant’s subsequent transfer or disposition of any common stock acquired upon exercise of an Option shall be subject to any federal and state laws then applicable, specifically securities law, and the terms and conditions of the Plan.

               Prohibition on Repricing. No Option granted under the Plan shall be amended to reduce the exercise price under such Option, or surrendered in exchange for a replacement Option having a lower purchase price per share; provided, that, this prohibition shall not restrict or prohibit any adjustment permitted under the Plan in connection with certain corporate events or changes in the common stock.

          Restricted Common Stock. The Plan permits the Committee to award restricted common stock under the Plan to eligible participants. The Committee may also award restricted common stock in the form of restricted common stock units having a value equal to an identical number of shares of common stock. Payment of restricted common stock units shall be made in common stock or in cash or in a combination thereof (based upon the fair market value of the common stock on the day the restricted period expires), all as determined by the Committee in its discretion. Restricted common stock awards shall vest at a rate determined by the Committee on the date of grant, with a minimum vesting period of one year.

          Performance Awards. Under the Plan, the Committee has the authority to grant Performance Awards which provide participants with the right to an award based upon the achievement of one or more levels of performance required to be attained with respect to a Performance Goal set by the Committee during a Performance Period (the “Performance Objective”). Performance shares may be granted in the form of actual shares of common stock or common stock units having a value equal to an identical number of shares of common stock. In addition, the Committee may make cash bonuses to participants based on the Performance Objectives established by the Committee (performance shares and performance cash bonuses collectively referred to as “Performance Awards”). The Plan contemplates that the following Performance Goals may be selected by the Committee and shall mean or may be expressed in terms of one or more of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. For purposes of the Plan, a Performance Period shall mean the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a participant’s entitlement to receive payment of a Performance Award.

     The Committee shall establish the Performance Objective for each Performance Award, consisting of one or more business criteria permitted as Performance Goals under the Plan, one or more levels of performance with respect to each such criterion, and the amount or amounts payable or other rights that the participant will be entitled to upon achievement of such levels of performance. The Performance Objective shall be established by the Committee prior to or reasonably promptly following the inception of a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than ninety (90) days after the commencement of the Performance Period or the day prior to the date on which 25% of the Performance Period has elapsed.

     Subject to adjustment for certain corporate events, the maximum number of Performance Shares subject to any award to any individual who is a covered employee for purposes of Section 162(m) of the Code (“Covered Employee”) is 72,727 for each twelve (12) months during the Performance Period (or, to the extent the award is paid in cash, the maximum dollar amount of any such award is the equivalent cash value, based on the fair market value of the common stock, of such number of shares of common stock on the last day of the performance period). If the Performance Award is a cash bonus, a participant shall not be granted performance cash bonuses for all of the

Performance Periods commencing in a calendar year that permit the participant, in the aggregate, to earn a cash payment in excess of $2,000,000 per calendar year.

     A Performance Award to a participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of termination of continuous service prior to the end of the Performance Period for any reason, such award will be payable only if the applicable Performance Objectives are achieved and to the extent, if any, as the Committee shall determine. The Committee may reduce or eliminate the amount of payment with respect to any Performance Award to a Covered Employee notwithstanding the achievement of specified Performance Objectives, however, no such adjustments shall be made that would adversely impact a participant following a “Change of Control” (as defined in the Plan).

     No payments will be made with respect to any Performance Award unless and until the Committee certifies the achievement of the Performance Goals.

     Change of Control. Unless otherwise provided in an award agreement, upon the occurrence of a Change of Control in which awards are not terminated in accordance with the Plan, all Options granted prior to such Change of Control shall automatically become vested and exercisable in full and all restrictions or performance conditions, if any, on any other awards shall automatically lapse.

     Adjustments. The Plan provides that in the event of certain corporate events or changes in the common stock, awards and the number of shares under the Plan may be adjusted to reflect such event. Any such adjustment made to an ISO shall be made in accordance with Section 424(a) of the Code unless otherwise determined by the Committee.

     Forfeiture. In the event of a serious breach of conduct by a participant or former participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or any subsidiary), the Committee may (i) cancel any outstanding award granted to such participant or former participant, in whole or in part, whether or not vested, and/or (ii) if such conduct or activity occurs within 1 year following the exercise or payment of an award, require such participant or former participant to repay the Company any gain realized or payment received upon the exercise or payment of such award (with such gain or payment valued as of the date of exercise or payment).

     Amendment and Termination. The Board may terminate or amend the Plan in any respect at any time, except that, no amendment will be made without shareholder approval, if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and, except as otherwise provided in the Plan with respect to adjustments in connection with certain corporate events or changes in the common stock, no amendment will be made that would adversely affect the rights of a participant without such participant’s written consent.

     General Federal Tax Consequences. The following is a summary of the material federal tax consequences of receiving Options under the Plan and is based upon an analysis of the present provisions of the Code and the regulations promulgated thereunder, all of which are subject to change. A participant may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he or she works and/or resides. This summary is for general information and is not tax advice.

          Section 162(m) Limitation. Subject to a limited number of exceptions, Section 162(m) of the Code denies a deduction to a publicly held corporation for payments of remuneration to certain employees to the extent the employee’s remuneration for the taxable year exceeds $1,000,000. For this purpose, remuneration attributable to Options is included within the $1,000,000 limitation. However, to the extent that certain procedural requirements are met (e.g., the Plan is approved by the Company’s shareholders, grants are made by the Committee, the exercise price is equal to the fair market value of the underlying shares upon grant, etc.), gain from the exercise of Options should not be subject to the $1,000,000 limitation. The Company has attempted to structure the Plan in such a manner that the remuneration attributable to the Options will not be subject to the $1,000,000 limitation. The Company has not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

          Nonqualified Stock Options. An individual receiving Nonqualified Stock Options should not recognize taxable income at the time of grant. A participant should generally recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the Option shares on exercise of the

Nonqualified Stock Options over the exercise price thereof. In general, subject to the limitations set forth in Section 162(m) and discussed above, the Company is entitled to deduct from its taxable income the amount that the participant is required to include in ordinary income at the time of such inclusion.

          Incentive Stock Options. An individual granted an ISO will not generally recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise, although he or she may be subject to alternative minimum tax. In general, if a disqualifying disposition should occur (i.e., the shares acquired upon exercise of the Option are disposed of within the later of two years from the date of grant or one year from the date of exercise), a participant will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the Option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price thereof. The Company is not entitled to any deduction on account of the grant of the ISOs or the participant’s exercise of the option to acquire common stock. However, in the event of a subsequent disqualifying disposition of such shares of common stock acquired pursuant to the exercise of an ISO under circumstances resulting in taxable compensation to the participant, subject to the limitations set forth in Section 162(m) and discussed above, in general, the Company should be entitled to a tax deduction equal to the amount treated as taxable compensation to the participant.

          Section 280G of the Code. Under certain circumstances, the accelerated vesting or exercise of Options or the accelerated lapse of restrictions with respect to other awards in connection with a Change of Control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and the Company may be denied a federal income tax deduction.

     Registration with SEC. If this Proposal 2 is adopted, the Company intends to file a registration statement covering the offering of the shares under the Plan with the SEC pursuant to the Securities Act of 1933, as amended.

     New Plan Benefits. The amounts payable under the Plan for 2004 which may be received by each of (a) the executive officers of the Company named in the Summary Compensation Table below; (b) the executive officers of the Company as a group; and (c) Company employees who are not executive officers as a group, are not currently determinable.

Vote Required

     The proposal to approve the adoption of the Plan requires an affirmative vote of a majority of the voting power of the capital stock present at the meeting in person or represented by proxy.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2 TO APPROVE THE
ADOPTION OF THE PLAN.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has reappointed Ernst & Young LLP, independent registered public accounting firm, to audit the accounts of Medicis and its subsidiaries for the fiscal year ending June 30, 2005. We have been advised by Ernst & Young LLP that no member of that firm, to the best of its knowledge and belief, has any direct or any material indirect financial interest in Medicis or its subsidiaries, and that, during the past three fiscal years, no member of the firm has had any connection with Medicis or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Vote Required

     The proposal to ratify the appointment of Ernst & Young LLP as our independent auditors requires an affirmative vote of a majority of the voting power of the capital stock present at the meeting in person or represented by proxy. Notwithstanding ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2005, the Audit Committee may select other independent auditors for such year without any vote of the shareholders. If the shareholders do not ratify the appointment, the matter of the appointment of independent auditors will be considered by the Board of Directors and the Audit Committee.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3 TO RATIFY THE
APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

Auditor Fees and Services

Audit Fees

     Fees for audit services totaled approximately $493,000 and $249,000 for the fiscal years ended June 30, 2004 and June 30, 2003, respectively. Audit fees include fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees

     Fees for audit-related services totaled approximately $289,000 and $85,000 for the fiscal years ended June 30, 2004 and June 30, 2003, respectively. Audit-related services generally include fees for the Company’s 401(k) Plan audit, business development opportunities, accounting consultations and review of SEC registration statements.

Tax Fees

     Fees for tax services totaled approximately $477,000 and $829,000 for the fiscal years ended June 30, 2004 and June 30, 2003, respectively. Tax services generally include fees for tax preparation, tax planning for merger and acquisition activities and tax consultations.

Other

     Medicis did not engage Ernst & Young LLP to provide any information technology services or any other services during the fiscal years ended June 30, 2004 or June 30, 2003.

     A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have an opportunity to make a statement should he or she desire to do so, and is expected to be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

     In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by Ernst & Young LLP. In other cases, the Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve certain additional services, and such pre-approvals are communicated to the full Committee at its next meeting. During fiscal year 2004, all services were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT*

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee is responsible for the oversight of the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgment and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

     The Committee held six meetings during fiscal year 2004. The Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management has reviewed the audited financial statements for the fiscal year ended June 30, 2004 with the Committee, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Committee asked a number of follow-up questions of management and the independent auditors to help give the Audit Committee comfort in connection with its review.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the SEC. The Committee has also engaged Ernst & Young LLP as the Company’s independent auditors.

September 10, 2004	Audit Committee

Stuart Diamond, Chairman
Michael A. Pietrangelo
Philip S. Schein, M.D.

* The Audit Committee Report and the disclosure regarding the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Medicis shall specifically incorporate it by reference into such filing.

STOCK OPTION AND COMPENSATION COMMITTEE REPORT*

     The Stock Option and Compensation Committee is responsible for the oversight of the compensation of our executive officers and administration of our stock option plans. Our executive officers’ compensation is composed of salary, stock options and cash bonuses. Jonah Shacknai, our chairman and chief executive officer, recommends to the Committee the annual salary and any cash bonus for each executive officer other than himself. In the case of an increase in salary or bonus to an executive officer, Mr. Shacknai makes a recommendation to this Committee to approve the increase. Mr. Shacknai and the Committee apply the largely subjective and non-quantitative criteria discussed below in evaluating compensation and have not assigned any particular numerical weight to these factors. The salary of an executive officer is determined by the significance of the position to our company, individual experience, talents and expertise, tenure with our company, cumulative contribution to our company’s success, individual performance as it relates to effort and achievement of progress toward particular objectives for the executive officer and to Medicis’ immediate and long-term goals, and information gathered as to comparable companies in the same industry as Medicis. Due to Medicis’ phase of growth and development, in addition to its goal of increasing profitability, other elements of performance that are used in structuring executive compensation levels are increases in revenues, new product introductions, progress in research and development, raising new capital if necessary, strategic alliances, customer service values, cost-effective operation and the personal commitment to Medicis’ ideals and mission. This Committee believes the compensation of our executive officers, including long-term incentives, is appropriate when compared to data of comparable companies. However, this belief should be considered in light of the facts that the elements of compensation of such comparable companies are not necessarily directly comparable to those of our company. Although we do not have a formal bonus plan for executive officers, from time to time we award cash bonuses to certain executive officers after fiscal year end. The amount awarded to a particular executive officer is based upon Medicis’ overall performance as described above, individual performance, the particular executive officer’s base salary level, and overall equity and fairness.

     We grant stock options to our executive officers to link the interests and risks of our executive officers with those of our shareholders. The executive officers’ granted options receive value as the price of our stock increases. We generally grant stock options to the executive officers after the close of the fiscal year. We base our decisions on Medicis’ performance and the individual’s performance as discussed above, base salary and bonus levels, the amount of prior option grants and length of service.

     For fiscal 2004, Jonah Shacknai, chairman of the board and chief executive officer, received an annual salary of $750,000, was paid a bonus of $760,000, and was granted options to purchase 280,000 shares of Class A common stock in fiscal 2004 (at an exercise price of $29.20 per share, which was the fair market value of Medicis shares on the date the options were granted). We made these decisions based upon a subjective analysis of his contributions to Medicis’ improved performance in the most recent fiscal year, and the above noted criteria. The committee did not assign any particular numerical weight to any of these matters.

September 10, 2004	Stock Option and Compensation Committee

Spencer Davidson, Chairman
Peter S. Knight, Esq.
Michael A. Pietrangelo

* The Stock Option and Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Medicis shall specifically incorporate it by reference into such filing.

EXECUTIVE COMPENSATION

     This table shows the annual compensation and long-term compensation awards for each of the three most recent fiscal years for Medicis’ chief executive officer and the other executive officers whose salary and bonus exceeded $100,000 during the fiscal year ended June 30, 2004.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
					Restricted	Number of
				Other Annual	Stock	LTIP	All Other
Name and Position	Year	Salary ($)	Bonus ($)	Compensation ($)	Award ($)(2)	Options(1)	Compensation ($)(3)
Jonah Shacknai	2004	750,000	760,000	—	—	280,000	3,075
Chairman of the Board	2003	715,000	630,000	—	—	280,000	3,000
and Chief Executive	2002	687,000	600,000	—	468,700	280,000	1,206
Officer
Richard J. Havens	2004	255,000	385,000	—	—	63,000	1,913
Executive Vice President,	2003	245,000	330,000	—	—	63,000	3,000
Sales and Marketing	2002	235,000	310,000	—	468,700	63,000	3,000

Mark A. Prygocki, Sr.	2004	310,000	400,000	—	—	84,000	2,325
Executive Vice President,	2003	296,000	340,000	—	—	84,000	3,000
Chief Financial Officer,	2002	285,000	338,000	—	468,700	84,000	3,000
Corporate Secretary and
Treasurer

Mitchell S. Wortzman, Ph.D.	2004	295,000	260,000	—	—	63,000	2,028
Executive Vice President,	2003	282,000	210,000	—	—	63,000	1,939
Chief Scientific Officer	2002	271,000	200,000	—	468,700	63,000	1,016

(1)	Fiscal 2004 options were granted in July 2003; fiscal 2003 options were granted in July 2002; fiscal 2002 options were granted in July 2001.

(2)	At the end of fiscal 2004, Mr. Shacknai, Mr. Havens, Mr. Prygocki and Mr. Wortzman each held 20,000 shares of restricted stock awards having a value of $799,000, based on the market closing price of Medicis Class A common stock of $39.95 on June 30, 2004. Restricted stock awards have no value to the recipient until the restrictions are released, which begins in fiscal 2005. See discussion on the Company’s Senior Executive Restricted Stock Plan in “Executive Employment Agreements and Other Relationships.”

(3)	The amounts shown represent matching contributions made under the Company’s 401(k) plan.

     Medicis has no defined benefit or defined contribution retirement plans other than the Medicis Pharmaceutical Corporation 401(k) Employee Savings Plan established under Section 401(k) of the Internal Revenue Code of 1986, as amended. Contributions to the 401(k) plan are voluntary and all employees are eligible to participate. The 401(k) plan permits Medicis to match employee contributions, and the Company began making matching contributions in April 2002, at 50% of the first 3% of gross pay that each employee contributes to the plan.

STOCK OPTIONS

     Medicis’ stock option plans provide for the grant of stock options to key employees and key consultants. Options may be either incentive stock options or non qualified stock options. The plans are administered by the Stock Option and Compensation Committee appointed by the Board of Directors. This table sets forth certain information for our last fiscal year with respect to options to purchase shares of Class A common stock granted to Medicis’ chief executive officer and our other named executive officers pursuant to the stock option plans.

Options Granted in the Last Fiscal Year

					Potential Realized Value at
		Percentage of			Assumed
	Number of	Total			Annual Rates of Stock Price
	Securities	Options	Exercise		Appreciation
	Underlying	Granted to	or Base		for Option Term(2)
	Options	Employees in	Price	Expiration
Name	Granted (1)	Fiscal Year	($/sh)	Date	0% ($)	5% ($)	10% ($)
Jonah Shacknai	280,000	8.6%	$29.20	7/31/13	—	5,141,842	13,030,438
Richard J. Havens	63,000	1.9%	$29.20	7/31/13	—	1,156,915	2,931,849
Mark A. Prygocki, Sr.	84,000	2.6%	$29.20	7/31/13	—	1,542,553	3,909,132
Mitchell S.Wortzman, Ph.D.	63,000	1.9%	$29.20	7/31/13	—	1,156,915	2,931,849

(1)	Of Mr. Shacknai’s options noted above, 93,334 vested on July 31, 2004; 93,333 vest on July 31, 2005; and 93,333 vest on July 31, 2006. Of Mr. Haven’s options noted above, 6,300 vested on July 31, 2004; 6,300 vest on July 31, 2005; 12,600 vest on July 31, 2006; 18,900 vest on July 31, 2007; and 18,900 vest on July 31, 2008. Of Mr. Prygocki’s options noted above, 8,400 vested on July 31, 2004; 8,400 vest on July 31, 2005; 16,800 vest on July 31, 2006; 25,200 vest on July 31, 2007; and 25,200 vest on July 31, 2008. Of Dr. Wortzman’s options noted above, 6,300 vested on July 31, 2004; 6,300 vest on July 31, 2005; 12,600 vest on July 31, 2006; 18,900 vest on July 31, 2007; and 18,900 vest on July 31, 2008.

(2)	The potential realizable value portion of the table illustrates amounts that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded annual rates of stock price appreciation over the scheduled life of the options. This table does not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting schedules. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of our stock price. The column indicating 0% appreciation is included to reflect the fact that a zero percent gain in stock price appreciation from the market price of the Class A common stock on the date of grant will result in zero dollars for the optionee. No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately. Dollar amounts shown are not discounted to present value.

     During the last fiscal year, 338 employees and seven non-employee directors were granted options to purchase an aggregate of 3,411,900 shares of Class A common stock under Medicis’ stock option plans. During the last fiscal year, options to purchase an aggregate of 1,261,594 shares of Class A common stock were cancelled, terminated or forfeited under the Company’s stock option plans.

     This table shows all stock options exercised by the named executives during the fiscal year ended June 30, 2004, and the number and value of options they held at fiscal year end. The number of shares acquired on exercise does not necessarily represent the underlying shares sold.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Number				Value of Unexercised
	of Shares		Number of Unexercised		In-the-Money Options
	Acquired on	Value	Options at Fiscal Year End		at Fiscal Year End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Jonah Shacknai	326,422	$8,847,095	1,034,912	559,998	$19,647,210	$8,259,035
Richard J. Havens	99,300	1,494,918	—	219,300	—	3,383,964
Mark A. Prygocki, Sr.	116,400	3,026,508	88,800	298,802	1,105,440	4,697,275
Mitchell S.Wortzman, Ph.D.	—	—	108,902	224,100	1,990,982	3,522,924

(1)	Value of unexercised in-the-money options is calculated based on the market value of the underlying shares, minus the exercise price, and assumes the sale of all the underlying shares on June 30, 2004, at a price of $39.95, which was the closing price of the Class A common stock on the NYSE on that date.

Equity Compensation Plan Information

     The following table provides information as of June 30, 2004 about compensation plans under which shares of our common stock may be issued to employees, consultants or members of our Board of Directors upon exercise of options, warrants or rights under all of our existing equity compensation plans. Our existing equity compensation plans include our 1998, 1996, 1995 and 1992 Stock Option Plans, in which all of our employees and directors are eligible to participate, and our 2002 Stock Option Plan, in which our employees are eligible to participate but our directors and officers may not participate.

		(b)	(c)
	(a)	Weighted-Average	Number of Securities Remaining
	Number of Securities to be	Exercise Price of	Available for Future Issuance
	Issued Upon Exercise of	Outstanding	Under Equity Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities Reflected in
Plan Category	Warrants and Rights	and Rights	Column (a))
Equity compensation plans approved by shareholders(1)	7,601,719	$23.51	2,083,832
Equity compensation plans not approved by shareholders(2)	4,422,225	$24.36	1,430,190

All plans	12,023,944	$23.82	3,514,022

(1)	The plans included in this row are the 1998, 1996, 1995 and 1992 Stock Option Plans.

(2)	The plan included in this row is the 2002 Stock Option Plan.

     As of October 8, 2004, there were 14,041,863 shares subject to issuance upon exercise of outstanding options under all of the Company’s stock option plans referred to above, at a weighted average exercise price of $26.63, and with a weighted average remaining life of 7.52 years. As of October 8, 2004, there were 1,067,298 shares available for future awards under all stock option plans.

Stock Price Performance*

     This graph shows a comparison of the cumulative total shareholder return for Medicis common stock, the New York Stock Exchange (U.S. Companies) Total Return Index and the NYSE Pharmaceutical Stocks Total Return Index for the period commencing June 30, 1999 through June 30, 2004. The index used is the Center for Research in Security Prices (“CRSP”) Index. Medicis began trading on the New York Stock Exchange on September 24, 1998, under the ticker symbol MRX. The NYSE Total Return Index comprises all domestic common shares traded on the NYSE. The NYSE Pharmaceutical Stocks Total Return Index represents all companies classified under the Standard Industrial Classification Code for pharmaceuticals.

	6/30/1999	7/30/1999	8/31/1999	9/30/1999
313.6 - Medicis Pharmaceutical Corp.	100	87	107	112
105.0 - CRSP Index for NYSE Stock Market (US Companies)	100	97	94	91
106.0 - CRSP Index for NYSE Pharmaceuticals Stocks	100	93	97	89
	100	100	100	100

(1)	The lines represent monthly index levels derived from compounded daily returns that include reinvestment of all dividends. The indexes are reweighted daily, using the market capitalization on the previous trading day. If the end of the monthly interval, based upon the fiscal year end, is not a trading day, the preceding trading day is used. The index level for all series was set to $100.0 on June 30, 1999.

* The Stock Price Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Medicis shall specifically incorporate it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our Company. A copy of each report is furnished to Medicis.

     SEC rules require Medicis to identify anyone who filed a required report late during the most recent fiscal year. Based solely on a review of reports furnished to Medicis and written representations that no other reports were required, we believe that during the year ended June 30, 2004, all Section 16(a) filing requirements were met.

PRINCIPAL SHAREHOLDERS AND SHAREHOLDINGS OF MANAGEMENT

     This table shows ownership of Medicis stock on October 8, 2004, by (i) each person known to Medicis to own beneficially more than five percent (5%) of Medicis’ capital stock; (ii) each director, director nominee and executive officer; and (iii) all directors, director nominees and executive officers as a group:

	Class A	Percentage of	Percentage of
	Common	Outstanding	Voting
Name(1)	Stock	Capital Stock	Power
Jonah Shacknai(2)	2,170,972	3.8%	3.8%
Arthur G. Altschul, Jr. (3)	93,000	*	*
Spencer Davidson(4)	72,000	*	*
Stuart Diamond(5)	38,500	*	*
Peter S. Knight, Esq.(6)	93,310	*	*
Michael A. Pietrangelo(7)	166,612	*	*
Philip S. Schein, M.D.(8)	93,000	*	*
Lottie H. Shackelford(9)	166,664	*	*
Richard J. Havens(10)	76,400	*	*
Mark A. Prygocki, Sr. (11)	196,113	*	*
Mitchell S. Wortzman, Ph.D. (12)	173,586	*	*

All executive officers and directors (including nominees) as a group (11 persons)(13)	3,340,157	5.7%	5.7%

Massachusetts Financial Services Co.	5,484,022	9.8%	9.8%
500 Boylston St.
Boston, MA 02116(14)

AIM Management Group, Inc.	4,802,400	8.6%	8.6%
11 Greenway Plaza
Suite 100
Houston, TX 77046(15)

Capital Research & Management Co.	4,760,000	8.5%	8.5%
333 South Hope St.
Los Angeles, CA 90071(16)

* Less than 1%.

(1)	The address of each beneficial owner is c/o Medicis Pharmaceutical Corporation, 8125 North Hayden Road, Scottsdale, Arizona 85258-2463, unless otherwise indicated.

(2)	Includes 1,314,912 shares of Class A common stock subject to options granted pursuant to stock option plans which were exercisable as of October 8, 2004, or which become exercisable within 60 days thereafter (December 7, 2004).

(3)	Includes 93,000 shares of Class A common stock subject to options granted pursuant to stock option plans which were exercisable as of October 8, 2004, or which become exercisable within 60 days thereafter (December 7, 2004).

(4)	Includes 72,000 shares of Class A common stock subject to options granted pursuant to stock option plans which were exercisable as of October 8, 2004, or which become exercisable within 60 days thereafter (December 7, 2004).

(5)	Includes 38,500 shares of Class A common stock subject to options granted pursuant to stock option plans which were exercisable as of October 8, 2004, or which become exercisable within 60 days thereafter (December 7, 2004).

(6)	Includes 85,500 shares of Class A common stock subject to options granted pursuant to stock option plans which were exercisable as of October 8, 2004, or which become exercisable within 60 days thereafter (December 7, 2004).

(7)	Includes 120,000 shares of Class A common stock subject to options granted pursuant to stock option plans which were exercisable as of October 8, 2004, or which become exercisable within 60 days thereafter (December 7, 2004).

(8)	Includes 93,000 shares of Class A common stock subject to options granted pursuant to stock option plans which were exercisable as of October 8, 2004, or which become exercisable within 60 days thereafter (December 7, 2004).

(9)	Includes 164,464 shares of Class A common stock subject to options granted pursuant to stock option plans which were exercisable as of October 8, 2004, or which become exercisable within 60 days thereafter (December 7, 2004).

(10)	Includes 56,400 shares of Class A common stock subject to options granted pursuant to stock option plans which were exercisable as of October 8, 2004, or which become exercisable within 60 days thereafter (December 7, 2004).

(11)	Includes 170,400 shares of Class A common stock subject to options granted pursuant to stock option plans which were exercisable as of October 8, 2004, or which become exercisable within 60 days thereafter (December 7, 2004).

(12)	Includes 133,586 shares of Class A common stock subject to options granted pursuant to stock option plans which were exercisable as of October 8, 2004, or which become exercisable within 60 days thereafter (December 7, 2004).

(13)	Includes an aggregate of 2,341,762 shares of Class A common stock subject to options granted pursuant to stock option plans which were exercisable as of October 8, 2004, or which become exercisable within 60 days thereafter (December 7, 2004) held by eleven executive officers, directors and director nominees.

(14)	In a filing with the SEC on Schedule 13G/A, filed on July 16, 2004, Massachusetts Financial Services Company reported sole dispositive power of 5,643,252 shares of common stock and sole voting power of 5,484,022 shares of common stock. The foregoing information is based solely on a review of the referenced Schedule 13G.

(15)	In a filing with the SEC on Schedule 13G/A, filed on February 10, 2004, AIM Management Group Inc., on behalf of itself and its wholly-owned subsidiaries, AIM Advisors, Inc., AIM Alternative Asset Management Company, Inc., AIM Capital Management, Inc., AIM Funds Management, Inc., and AIM Private Asset Management, Inc., reported sole dispositive power and sole voting power of 4,802,400 shares of common stock. The foregoing information is based solely on a review of the referenced Schedule 13G.

(16)	In a filing with the SEC on Schedule 13G/A, filed on February 13, 2004, Capital Research and Management Company reported sole dispositive power of 4,760,000 shares of common stock. The foregoing information is based solely on a review of the referenced Schedule 13G.

EXECUTIVE EMPLOYMENT AGREEMENTS AND OTHER RELATIONSHIPS

Executive Retention Plan

     On March 2, 1999, the Board of Directors authorized and adopted the Medicis Pharmaceutical Corporation Executive Retention Plan, effective on April 1, 1999. The purpose of the retention plan is to facilitate the exercise of best judgment and improve the recruitment and retention of key employees by Medicis. Pursuant to the retention plan, certain key employees will receive a “Benefit Allowance” upon an “Involuntary Termination” other than for “Good Cause” in connection with a “Change in Control,” as each term is defined in the retention plan. Upon a Change in Control, persons who report directly to the chief executive officer and such others as may be designated by the chief executive officer receive a Benefit Allowance of two times salary and bonus, and insurance and retirement benefit payments for two years, and certain other key employees designated by the chief executive officer receive a Benefit Allowance of one times salary and bonus, and insurance and retirement benefit payments for one year.

Senior Executive Restricted Stock Plan

     On July 24, 2001, the Company granted 110,000 restricted shares of its Class A common stock under the Company’s 2001 Senior Executive Restricted Stock Plan. The shares began vesting on the third anniversary of the grant date, and become fully vested on the fifth anniversary of the grant date. Under terms of the grants, holders of the restricted shares can exercise all rights of a shareholder, but cannot transfer, sell, pledge, hypothecate or assign any of the restricted shares until they have vested. Any restricted shares not vested at the time of voluntary termination or termination for cause shall be forfeited to the Company. In November 2002, 20,000 shares were reacquired by the Company due to an executive’s departure. The executive returned to the Company in March 2003, and the Company granted the executive 20,000 new restricted shares of Class A common stock in March 2003, with five year vesting as described above.

Stock Option and Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended June 30, 2004, the Stock Option and Compensation Committee of the Board of Directors consisted of Spencer Davidson (Chairman), Peter S. Knight and Michael A. Pietrangelo, all of whom are non-employee directors. No member of the Stock Option and Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Employment Agreement

     In July 1996, Medicis entered into an employment agreement with Mr. Shacknai, effective July 1, 1996, to continue to serve as chairman and chief executive officer. The agreement was amended in February 2001, renewing the agreement for a five-year period commencing on July 1, 2001 and expiring on June 30, 2006. The agreement automatically renews for successive periods of five years, unless either party gives timely notice of an intention not to renew. Mr. Shacknai also may terminate the employment agreement prior to the end of the term. Under the agreement, Mr. Shacknai agreed that, during his employment, and for a period of one year following termination for reasons other than a change in ownership or control of Medicis, he will not engage in, consult with or be employed by any Competing Business (as defined in the employment agreement). The agreement contains customary non-solicitation provisions and provides for the transfer to Medicis of any intellectual property relating to its business.

     Under the agreement, Mr. Shacknai receives an annual base salary of $400,000, effective July 1996, plus certain benefits and an annual grant of options to purchase shares of common stock representing a minimum specified percentage of the fully diluted capitalization of Medicis. He is also eligible for annual cash bonuses and increases in his base compensation.

     The agreement provides that, if Mr. Shacknai’s employment is terminated as a result of a change in control, Medicis will pay him a lump sum amount equal to four times the sum of (i) his base salary at the highest rate in effect during the preceding 12 months and (ii) the average annual bonus, if any, paid during the preceding three years. If Mr. Shacknai’s employment is terminated without cause or by his Resignation for Good Reason (as defined in the agreement), Medicis will pay him a lump sum equal to the sum of (i) the amount he would have collected in salary for the unexpired term of the agreement, were he paid at the highest salary rate in effect for the 12 months preceding his termination, and (ii) his average annual bonus for the preceding three years multiplied by the number of years remaining in the agreement. In no event, however, will Mr. Shacknai’s severance payment for termination without cause be less than twice the sum of (i) his highest effective salary during the 12 months preceding his termination and (ii) the average annual bonus for the preceding three years, plus 1/24 of such lump sum for each full year of Mr. Shacknai’s service with Medicis. If Mr. Shacknai’s employment is terminated by his death, the agreement provides that Medicis will continue to pay his salary, at the then-current rate, to his estate for 12 months. If Mr. Shacknai is terminated pursuant to his Disability (as defined in the agreement), Medicis will pay him 100% of his base salary for 12 months, and 50% of that base salary for the remainder of the term of the agreement, but in no event for less than an additional 12 months of his base salary. Finally, the agreement provides that, if it is not renewed by Medicis for at least three years after its initial expiration, Medicis must pay Mr. Shacknai a lump sum equal to twice the sum of (i) his annual base salary at the highest rate in effect during his last 12 months of employment and (ii) the annual average of bonus payments made to him over the preceding three years, plus 1/24 of such lump sum for each full year of Mr. Shacknai’s service with Medicis.

     Upon the termination of Mr. Shacknai’s employment, all options previously granted to him will automatically vest and will remain exercisable for their full term. After termination, Mr. Shacknai will also receive the employee benefits he was eligible to participate in for four years, unless the agreement is not renewed, in which event he will receive those benefits for two years. Under certain circumstances, the agreement may require Medicis to make payments that would constitute excess parachute payments under the Internal Revenue Code of 1986, as amended. If Medicis makes excess parachute payments to Mr. Shacknai, those payments would not be deductible by Medicis for tax purposes, and Mr. Shacknai would be required to pay an excise tax.

     Medicis currently has no employment agreements with other employees.

OTHER MATTERS

Shareholder Proposals

     Any shareholder proposal that is intended to be presented at the 2005 annual meeting and included in Medicis’ proxy statement relating to that meeting, must be received at our principal executive offices no later than June 6, 2005.

     In order for a shareholder to bring other business before our 2005 annual shareholders meeting, timely notice must be received by us at our principal executive offices between the dates of June 22, 2005 and July 22, 2005. This notice must include a description of the proposed business, the reasons for this proposed business, and other specified matters. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement. The time limit also applies in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

     The address of our principal executive offices is 8125 North Hayden Road, Scottsdale, Arizona 85258-2463.

Voting Rights and Revocability of Proxies

     A majority of the outstanding shares of capital stock on the record date will constitute a quorum for the annual meeting. Shares may be represented at the meeting in person or by proxy.

     Votes will be tabulated by the inspector of election appointed for the meeting. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under Medicis’ bylaws and Delaware law: (1) shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present for purposes of determining the presence of a quorum; (2) there is no cumulative voting, and the three director nominees receiving the highest number of votes are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal; and (4) proxies that reflect broker non-votes will be treated as unvoted and will not be counted for or against a proposal.

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by sending to the Corporate Secretary, at 8125 North Hayden Road, Scottsdale, Arizona 85258-2463, a written notice of revocation or a duly executed proxy bearing a later date, or a proxy may be revoked by attending the annual meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Annual Report and Annual Report on Form 10-K

     Medicis’ annual report for fiscal 2004 and Medicis’ annual report on Form 10-K for fiscal 2004 is being mailed to shareholders together with this proxy statement.

Other Matters

     The Board of Directors does not know of any other matters that are to be presented for action at the annual meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with regard to those matters in accordance with their best judgment.

MEDICIS PHARMACEUTICAL CORPORATION

/s/ Mark A. Prygocki, Sr.

Mark A. Prygocki, Sr.
Executive Vice President,
Chief Financial Officer,
Corporate Secretary and Treasurer

October 18, 2004

SHAREHOLDERS ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN
THE ENCLOSED ENVELOPE.

Exhibit A

MEDICIS PHARMACEUTICAL CORPORATION

2004 STOCK INCENTIVE PLAN

A-1

A-2

MEDICIS PHARMACEUTICAL CORPORATION
2004 STOCK INCENTIVE PLAN

Section 1. PURPOSE

     The purpose of this Plan is to promote the interests of Medicis Pharmaceutical Corporation (the “Company”) by granting Awards to the officers, employees, directors and consultants of the Company and its Subsidiaries in order to (a) attract and retain officers, employees, directors and consultants of outstanding ability; (b) provide an additional incentive to selected individuals to work to increase the value of the Stock; and (c) provide each such individual with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.

Section 2. DEFINITIONS

     Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and for any Award granted under this Plan. For purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Unless otherwise expressly indicated, all Section references herein shall be construed to mean references to a particular Section of this Plan.

2.1	Award means an award determined in accordance with the terms of the Plan.

2.2	Board means the Board of Directors of the Company.

2.3	Change of Control means any of the following:

          (a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time) (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (i) the then outstanding shares of Stock (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Company Voting Securities immediately prior to such acquisition in substantially the same portion as their ownership, immediately prior to such acquisition of the Outstanding Company Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control of the Company; or

          (b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date, whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (c) approval by the shareholders of the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination or the Outstanding Company Stock and Company Voting Securities, as the case may be; or

          (d) (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

     2.4 Code means the Internal Revenue Code of 1986, as amended.

     2.5 Committee means the committee of Non-Employee Directors appointed by the Board to administer this Plan as contemplated by Section 5.

     2.6 Company means Medicis Pharmaceutical Corporation, a Delaware corporation, and any successor to such corporation.

     2.7 Continuous Service means the Participant’s service as an officer, employee, director or consultant with the Company or a Subsidiary which is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an officer, employee, director or consultant or a change in the entity for which the Participant renders such service; provided, that, there is no interruption or termination of the Participant’s Continuous Service other than an approved leave of absence. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

     2.8 Covered Employee has the meaning set forth in Section 162(m)(3) of the Code.

     2.9 Exchange Act means the Securities Exchange Act of 1934, as amended.

     2.10 Fair Market Value means the closing quoted selling price for Stock on the relevant date, as reported in the Wall Street Journal or a similar publication selected by the Committee.

     2.11 GAAP means U.S. Generally Accepted Accounting Principles.

     2.12 Immediate Family Member means, except as otherwise determined by the Committee, a Participant’s spouse, ancestors and descendants.

     2.13 Incentive Stock Option means a stock option which is intended to meet the requirements of Section 422 of the Code.

     2.14 Non-Employee Director means any member of the Board who qualifies as a “non-employee director” under Rule 16b-3 as promulgated under Section 16 of the Exchange Act, or any successor rule and who is also an “outside director” within the meaning of Section 162(m) of the Code.

     2.15 Nonqualified Stock Option means any stock option granted under this Plan to purchase stock which is not intended to be an Incentive Stock Option.

     2.16 Option means either an Incentive Stock Option or a Nonqualified Stock Option.

     2.17 Option Price means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.18 Parent Corporation means any corporation which is a parent corporation of the Company within the meaning of Section 424(e) of the Code.

     2.19 Participant means anyone who is selected to participate in the Plan in accordance with Section 6.

     2.20 Performance Goals means or may be expressed in terms of any of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.

     2.21 Performance Objective means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with an Award of performance shares. The Committee may provide for adjustments to performance to eliminate the effects of changes for restructuring, extraordinary items, discontinued operations, other non-recurring charges, the cumulative effects of accounting changes, each as defined in GAAP, that occur during a Performance Period, in each case, to preserve the economic intent of any Award.

     2.22 Performance Period means the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

     2.23 Plan means this Medicis Pharmaceutical Corporation 2004 Stock Incentive Plan, as amended from time to time.

     2.24 Securities Act means the Securities Act of 1933, as amended.

     2.25 SEC means the Securities Exchange Commission.

     2.26 Stock means the Class A Common Stock, $.014 par value per share, of the Company.

     2.27 Subsidiary means any affiliate of the Company selected by the Board; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

Section 3. SHARES SUBJECT TO AWARDS

     3.1 Subject to adjustment in accordance with Section 11, the total number of shares of Stock that shall be available for the grant of Awards under the Plan shall not exceed 1,200,000 shares of Stock; provided, that, for purposes of this limitation, any Stock subject to an Option or Award which is canceled, forfeited or expires prior to exercise or realization shall again become available for issuance under the Plan. Any shares granted as Options are counted against this limit as one share for every one share granted. Any shares granted as Awards other than Options are counted against this limit as 2.75 shares for every one share granted. Subject to adjustment in accordance with Section 11, no employee shall be granted, during any one (1) year period, Options to purchase more than 200,000 shares of Stock and, the number of shares of Stock subject to any Awards other than Options shall not exceed 72,727 shares of Stock. Stock available for distribution under the Plan shall be authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

     3.2 Incentive Stock Options. Notwithstanding Section 3.1, subject to adjustment in accordance with Section 11, the aggregate number of shares of Stock with respect to which Incentive Stock Options may be granted under the Plan shall not exceed 436,364 shares of Stock; provided, that, for purposes of this limitation, any Stock subject to an Incentive Stock Option which is canceled, forfeited or expires prior to exercise or realization shall again become available for issuance under the Plan.

Section 4. EFFECTIVE DATE; APPROVAL OF SHAREHOLDERS

     The Plan is effective as of the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the applicable laws of the State of Delaware (the “Effective Date”). Unless the Company determines to submit Section 10 of the Plan and the definition of Performance Goal to the Company’s shareholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such shareholder approval is obtained, then no further Performance Awards shall be made to Covered Employees under Section 10 after the date of such annual meeting, but the remainder of the Plan shall continue in effect.

Section 5. ADMINISTRATION

     5.1 Administration by Committee. Subject to the further provisions of this Section 5, this Plan shall be administered by a Committee consisting solely of not less than two (2) Non-Employee Directors. All references to the Committee hereinafter shall mean the Board if no such Committee has been appointed.

     5.2 Powers of Committee. The Committee shall (i) approve the selection of Participants; (ii) determine the type of Awards to be made to Participants; (iii) determine the number of shares of Stock subject to Awards; (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award); and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

     5.3 Committee Action Binding. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

     5.4 Delegation. The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

     5.5 Indemnification. Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

Section 6. ELIGIBILITY

     Individuals eligible to receive Awards under the Plan shall be the officers, employees, directors and consultants of the Company and its Subsidiaries selected by the Committee; provided, that, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

Section 7. AWARDS

     Awards under the Plan may consist of Options, restricted Stock, restricted Stock Units, performance shares, performance share units and cash bonuses. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

Section 8. OPTIONS

     8.1 Grant of Options. The Committee acting in its absolute discretion may grant Options to eligible individuals under this Plan from time to time to purchase shares of Stock. Each grant of an Option shall be evidenced by an Award agreement, and each Award agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option and shall incorporate such terms and conditions as the Committee acting in its absolute discretion deems appropriate and consistent with the terms of this Plan. The aggregate Fair Market Value of the Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

     8.2 Option Price. The Option Price for each share of Stock subject to an Option shall be determined by the Committee and shall not be less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its subsidiaries (a “10% shareholder”) the price per share specified in the Award agreement shall not be less than 110% of the Fair Market Value per share of Stock on the date of grant.

     8.3 Option Period. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted; provided, that, in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed five (5) years from the date of grant.

     8.4 Exercisability. Each Option shall vest and become exercisable at a rate determined by the Committee on the date of grant, with a minimum vesting period of one year.

     8.5 Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option Price. The exercise price of the Option may be paid by (i) cash or certified or bank check; (ii) surrender of Stock held by the Optionee for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company; (iii) if established by the Company, through a “same day sale” commitment from the optionee and a broker-dealer selected by the Company that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company; (iv) through additional methods prescribed by the Committee; or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. Options may not be exercised for fractional shares of Stock. A Participant’s subsequent transfer or disposition of any Stock acquired upon exercise of an Option shall be subject to any federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

     8.6 Prohibition on Repricing. No Option granted hereunder shall be amended to reduce the Option Price under such Option, or surrendered in exchange for a replacement Option having a lower purchase price per share; provided, that, this Section 8.6 shall not restrict or prohibit any adjustment or other action taken pursuant to Section 12 below.

Section 9. RESTRICTED STOCK

     The Committee may from time to time award restricted Stock under the Plan to eligible Participants. Shares of restricted Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the “Restricted Period”) as the Committee shall determine. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate. The Committee may alter or waive at any time any term or condition of restricted Stock that is not mandatory under the Plan. Unless otherwise determined by the Committee, upon termination of a Participant’s Continuous Service with the Company for any reason prior to the end of the Restricted Period, the restricted Stock shall be forfeited and the Participant shall have no right with respect to the Award. Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded restricted Stock shall have all the rights of a shareholder including, without limitation, the right to vote restricted Stock. If a share certificate is issued in respect of restricted Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period. The Committee may also award restricted Stock in the form of restricted Stock units having a value equal to an identical number of shares of Stock. Payment of restricted Stock units shall be made in Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion. Restricted Stock Awards shall vest at a rate determined by the Committee on the date of grant, with a minimum vesting period of one year.

Section 10. PERFORMANCE SHARES AND PERFORMANCE CASH BONUSES

     10.1 Performance Shares. Performance shares may be granted in the form of actual shares of Stock or Stock units having a value equal to an identical number of shares of Stock. In the event that a share certificate is issued in respect of performance shares, such certificate shall be registered in the name of the Participant, but shall be held by the Company until the time the performance shares are earned. In addition, the Committee may make cash bonuses to Participants based on the Performance Objectives described herein (performance shares and performance cash bonuses to be collectively referred to as “Performance Awards”). The Performance Objectives and the length of the Performance Period shall be determined by the Committee. The Committee shall determine in its sole discretion whether Performance Awards granted in the form of Stock units shall be paid in cash, Stock, or a combination of cash and Stock.

     10.2 Performance Objectives. The Committee shall establish the Performance Objective for each Performance Award, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed. More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance of two or more Performance Goals and the amount of the Performance Award payable for that Performance Period. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the Performance Period for any reason, such Performance Award will be payable only (i) if the applicable Performance Objectives are achieved and (ii) to the extent, if any, as the Committee shall determine.

     10.3 Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objectives and other material terms of the Performance Award have been achieved or met. Unless the Committee determines otherwise, Performance Awards shall not be settled until the Committee has made the certification specified under this Section 10.3.

     10.4 Adjustment. The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to the Performance Award to a Covered Employee, notwithstanding the achievement of specified Performance Objectives; provided, that, no such adjustment shall be made which would adversely impact a Participant following a Change of Control.

     10.5 Maximum Amount Payable. Subject to Section 11, the maximum number of performance shares subject to any Performance Award to a Covered Employee is 72,727 for each 12 months during the Performance

Period (or, to the extent the performance share units are paid in cash, the maximum dollar amount of any such Award is the equivalent cash value, based on the Fair Market Value of the Stock, of such number of shares of Stock on the last day of the Performance Period). If the Performance Award is a performance cash bonus, a Participant shall not be granted performance cash bonuses for all of the Performance Periods commencing in a calendar year that permit the Participant, in the aggregate, to earn a cash payment in excess of $2,000,000 per calendar year.

Section 11. ADJUSTMENT

     11.1 Corporate Transaction or Event. In the event of any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such Event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number and kind of shares of Stock (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award. The Committee determination under this Section 11.1 shall be final, binding and conclusive. Any such adjustment made to an Incentive Stock Option shall be made in accordance with Section 424(a) of the Code unless otherwise determined by the Committee, in its sole discretion.

     11.2 Termination; Cash-Out. Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least ten (10) days prior to such Event.

     11.3 No Restrictions on Adjustments. The existence of the Plan, the Award agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 12. AMENDMENT OR TERMINATION

     The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided, that, (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in Section 11, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent.

Section 13. SPECIAL PROVISIONS

     13.1 Change of Control. Unless otherwise provided in an Award agreement, upon a Change of Control in which outstanding Awards are not terminated in accordance with Section 11 of the Plan, all Options granted under this Plan prior to such Change of Control shall immediately become vested and exercisable to the full extent of the original grant and all restrictions or performance conditions, if any, on any other Awards shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

     13.2 Forfeiture. Notwithstanding anything in the Plan to the contrary and unless otherwise specifically provided in an Award agreement, in the event of a serious breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or any Subsidiary) the Committee may (i) cancel any outstanding Award granted to such Participant or former Participant, in whole or in part, whether or not vested, and/or (ii) if such conduct or activity occurs within 1 year following the exercise or payment of an Award, require such Participant or former Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation shall be satisfied in cash or, if permitted in the sole discretion of the Committee, it may be satisfied in shares of Stock (based upon the Fair Market Value of the share of Stock on the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary to the Participant or former Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant or former Participant has engaged in a serious breach of conduct or any activity in competition with any of the businesses of the Company or any Subsidiary shall be determined by the Committee in good faith and in its sole discretion.

Section 14. GENERAL PROVISIONS

     14.1 Representations. The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

     14.2 Restrictions. All certificates for Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Stock hereunder is not in compliance with, or subject to an exemption from, any applicable federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

     14.3 Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 15.3, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

     14.4 Section 162(m). To the extent the Committee issues any Award which is intended to be exempt from the application of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.

     14.5 No Rights as Shareholder. Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a shareholder with respect to any shares of Stock subject to an Award until a certificate or certificates evidencing shares of Stock shall have been issued to the Participant and, subject to Section 11, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

     14.6 Gender. Where the context requires, words in any gender shall include any other gender.

     14.7 Headings. Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

     14.8 Expiration of the Plan. Subject to earlier termination pursuant to Section 12, no Award may be granted following the ten (10) year anniversary of the Effective Date and except with respect to outstanding Awards, this Plan shall terminate.

     14.9 No Right to Continuous Service. Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Award under the Plan.

     14.10 Withholding. Upon (a) disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two (2) years of the grant of the Incentive Stock Option or within one (1) year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), or the vesting or payment of any other Award under the Plan, or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), with the consent of the Committee, at its sole discretion, such Participant may elect to have the Company withhold shares of Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares. At the Committee’s sole discretion, a Participant may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Stock held for at least six (6) months prior to exercise, if, in the opinion of the Company’s outside accountants, doing so would not result in a charge against earnings.

     14.11 Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Awards (other than Incentive Stock Options) by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder’s incapacity, an Option may only be exercised by the holder thereof.

     14.12 Governing Law. The law of the State of Delaware shall apply to all Awards and interpretations under the Plan regardless of the effect of such state’s conflict of laws principles.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR 2004 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 17, 2004

     The undersigned hereby constitutes and appoints Jonah Shacknai and Mark A. Prygocki, Sr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of MEDICIS PHARMACEUTICAL CORPORATION (“Medicis”), to be held on November 17, 2004, and at any adjournment or postponement thereof. This proxy, when properly executed and returned in a timely manner, will be voted at this annual meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposal 1, the election of the director nominees named herein; FOR Proposal 2, the adoption of the Medicis Pharmaceutical Corporation 2004 Stock Incentive Plan; and FOR Proposal 3, ratification of appointment of independent auditors, and as to all other matters which may come before the meeting in accordance with the judgment of the persons named as proxies herein.

     PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on reverse side.)

The undersigned hereby directs this proxy to be voted as follows:

PLEASE MARK YOUR VOTES IN THE
FOLLOWING MANNER, USING DARK INK
ONLY:    ☒

	FOR ALL	WITHHOLD
	NOMINEES	ALL
	(except as written to	NOMINEES
the contrary below)
Proposal 1: Election of Directors.
Nominees: Jonah Shacknai	☐	☐
Michael A. Pietrangelo
Lottie H. Shackelford

FOR, except vote withheld from the following nominee(s):

	FOR	AGAINST	ABSTAIN

Proposal 2: to adopt the Medicis Pharmaceutical Corporation 2004 Stock Incentive Plan.	☐	☐	☐

	FOR	AGAINST	ABSTAIN

Proposal 3: to ratify the appointment of Ernst & Young LLP as independent auditors.	☐	☐	☐

At the proxies’ discretion on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

     Dated:                    , 2004.

Signature(s):

     This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate; if shares are held by joint tenants or as community property, both shareholders should sign.